UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

iMine Corporation
(Exact name of Registrant as specified in its charter)

Nevada	000-55233	27-3816969
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

488 NE 18th Street, #2307

Miami, FL 33132

Phone: (786) 553-4006

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a- l2 under the Exchange Act (17 CFR 240. l4a- l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement & Amendments

On August 18, 2022, RAC Real Estate Acquisition Corp., a wholly owned subsidiary of iMine Corp., (“RAC”) received a Promissory Note dated August 18, 2022 in the principal amount of $358,620 (the “Note”) from, and entered into a Loan Agreement dated August 18, 2022 (the “Agreement”) with, Fix Pads Holdings, LLC a South Carolina limited liability company (“Fix Pads”).

The Note has a 12% interest rate per annum payable as follows: (1) a pre-payment on August 19, 2022 of pro-rated interest for the period from August 19, 2022 through August 31, 2022 in the amount of $1,414.82; (2) a pre-payment of interest on August 19, 2022 for the period from September 1, 2022 through October 31, 2022 in the amount of $7,192.06; and then (3) monthly payments of interest only beginning on November 1, 2022 and continuing on the 1st day of each month thereafter until all principal and accrued interest are paid in full by August 1, 2023. The Note is secured by mortgages or deeds of trust on property at the following addresses:

611 South Tennessee Street, Blytheville, Arkansas 72315;

306 West 1st Street, Smackover, Arkansas 71762;

630 Mulberry Street, Mount Vernon, Indiana 47620; and

620 North 10th Street, Centerville, Iowa 52544.

Consideration for the note was paid in part by RAC in the amount of $175,006.56 and in part by an investor, Frank Campanaro, (“Third Party”) in the amount of $175,006.56 (together both amounts equal $350,013.12 which represent the total Note amount of $358,620 minus the two prepayments described above).

On August 18, 2022, RAC entered into a Partial Assignment of the Promissory Note dated August 18, 2022 (“Assignment”) with Third Party whereby RAC assigned to Third Party the right to payment of principal in the amount of $179,310 and the right to half of the amount of any interest payments made on the principal amount of the Note.

Item 2.01 Completion of Acquisition or disposition of Assets

The Disclosure in Item 1.01 of this Form 8-K is incorporated into this Item 2.01 by reference. The Note and Agreement was complete as of the date of the Note on August 18, 2022. The net result of the Note, Agreement and Assignment disposed of $175,006.56 in cash and acquired $179,310 in the form of the secured Note.

Item 9.01 Financial Statements and Exhibits

(d)           The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description
99.1	Loan Agreement dated August 18, 2022
99.2	Promissory Note effective August 18, 2022
99.3	Partial Assignment of Promissory Note effective August 18, 2022

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SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iMine Corporation

By	/s/ Jose Maria Eduardo Gonzales Romero	August 25, 2022
	Jose Maria Eduardo Gonzalez Romero	Date
Its: Chief Executive Officer

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